Exhibit (32)

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Badger Meter, Inc., a Wisconsin corporation (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2019	By	/s/ Kenneth C. Bockhorst
Kenneth C. Bockhorst
President and Chief Executive Officer

	By	/s/ Robert A. Wrocklage
Robert A. Wrocklage
Vice President - Finance, Chief Financial Officer and Treasurer